EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY PROVIDES CLARIFICATION
ON GUIDANCE FOR FOURTH QUARTER OF FISCAL 2006

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA — November 30, 2006 — The Cheesecake Factory Incorporated (Nasdaq: CAKE) today provided clarification on the Company’s guidance for its fourth quarter of fiscal 2006, which will end on January 2, 2007.

The Company expects total revenues in the range of $351 million to $354 million and diluted net income per share in the range of $0.22 to $0.24.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 118 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates eight upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to risks and uncertainties due to factors

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Certain of the Company’s directors and certain of its current and former officers are defendants in eight lawsuits relating to the Company’s stock option grants.  These actions are in the preliminary stages, and the Company cannot provide assurance that their ultimate outcome will not have a material, adverse affect on the Company’s business, financial condition or results of operations.  The staff of the Securities and Exchange Commission has informed the Company that it is conducting an informal inquiry into the Company’s stock option grants.  The outcome of this inquiry could have a material, adverse affect on the Company’s business, financial condition or results of operations.  The Company is considering the application of Section 409A of the Internal Revenue Code to those options for which it incorrectly applied the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”  It is possible that these options will not be treated as having been granted at fair market value for federal income tax purposes and thus subject to Section 409A.  Accordingly, the Company may adopt remedial measures to address the application of Section 409A, but it does not currently know what the impact of any remedial measures, if adopted, would have on its results of operations, financial position or cash flows.  The Company received an initial Staff Determination letter from The Nasdaq Stock Market on August 17, 2006 and a second Staff Determination letter on November 15, 2006 indicating that the Company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14) as a result of the Company’s inability to file its Quarterly Report on Form 10-Q for the second and third quarters of fiscal 2006 by the prescribed due dates.  Although the Company appealed the initial Staff Determination at a hearing before the Nasdaq Listing Qualifications Panel on September 27, 2006 and responded to the second Staff Determination in writing on November 22, 2006, there is no assurance that the Panel will grant the Company’s request for continued listing.  Until a decision is made by the Panel, the Company’s common stock will remain listed on The Nasdaq Global Select Market.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

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